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EXHIBIT 23

    CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Western Power & Equipment Corp. of our report dated October 6, 2001 relating to the financial statements and the financial schedules which appear in this Form 10-K.

PRICEWATERHOUSECOOPERS LLP

Portland, Oregon
November 12, 2001

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  EXHIBIT 23